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                                                                   Exhibit 10.19



                           WORKWISE(R) SOFTWARE, INC.



                          RESELLER MARKETING AGREEMENT
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This WorkWise Partner Marketing Agreement ("Agreement") is entered into on the
___ day of ______, 2001 ("Execution Date") by and between WorkWise Software, Inc. ("WorkWise"), a Washington corporation with its principal place of business located at 3055 112th Avenue N.E., Ste. 106, Bellevue, WA 98004, and ________________ ("Reseller") a ______________corporation with its principal place of business located at _________________.

WHEREAS, WorkWise owns computer software and associated documentation described below; and

WHEREAS, Reseller desires to obtain from WorkWise a license to distribute, market, and use such software and documentation within a certain territory described below; and

WHEREAS, WorkWise desires to establish such a licensing relationship for the software and documentation with Reseller.

THEREFOR, in consideration of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

I. DEFINITIONS

        A. "COMPUTER" means a machine or system which uses logical devices ("central processing units") to process information, such as a multi-processor computer system.

        B. "DESIGNATED COMPUTER" means the specific Computer upon which the application software is installed and executed, and which is designated by Users in a Software License Agreement/Statement of Product.

        C. "DOCUMENTATION" means the standard user documentation published by WorkWise describing the use of the Software, including any tutorial presentation of the capabilities of the Software and any technical documentation which describes the design of the Software. Documentation may be released in an electronic media format.

        D. "ENHANCEMENTS" means enhancements, modifications or changes made by Reseller to the Software and Documentation, but may not include any changes to Software for which source code is not provided to Reseller by WorkWise.

        E. "NOTICE ADDRESSES" means the addresses to which notices are to be sent, and which are noted above, or as otherwise noted below the signatures to this Agreement, or as noted in a change of address notice.

        F. "PARTNER" means a certified WorkWise Reseller or Integrator which operates in a capacity separate from WorkWise, and is a marketing term that does not create a legal partnership or mean that the WorkWise Partner is authorized to act on the behalf of WorkWise other than to sub-license Software under the terms and conditions of this Agreement.

        G. "PRODUCT UPDATE" means a change or new release of the Software or WorkWise Documentation designed to correct Software Problem(s).

        H. "PRODUCT UPGRADE" means a change or new release of the Software and/or Documentation designed to enhance the features of the Software or otherwise improve the functionality of the Software.

        I. "SOFTWARE" means all forms of computer software programs described in Appendix A attached hereto. The Software shall be limited to those modules issued by WorkWise as "General Availability." Certain modules of the Software may be issued as "Preview Releases" for which WorkWise may issue special restrictions or limitations regarding distribution or support.

        J. "SOFTWARE LICENSE AGREEMENT" means an agreement to be executed by Users sublicensed by Reseller to use the Software and Documentation.

        K. "SOFTWARE PROBLEM(s)" means defective Software distribution media and/or a failure of the Software to function substantially in accordance with the Documentation.

        L. "SUPPORT" means the services which are provided by WorkWise to Reseller, as described below, and Software maintenance provided by WorkWise to Reseller pursuant to the terms and conditions of this Agreement.

        M. "SUPPORT CENTER" means the location from which WorkWise provides Support.



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        N. "SUPPORT CONTACT" means the person(s) with whom WorkWise will communicate when providing Support to Reseller; must be certified by WorkWise and is knowledgeable about how the Software is being used, and system administration of the operating system on which it is being used.

        O. "TERRITORY" means the geographic area described in Appendix B.

        P. "USERS" means customers to which Reseller sublicenses the Software and Documentation.

II. GRANT OF LICENSES

        A. REQUIREMENTS FOR AUTHORIZED WORKWISE PARTNER. Reseller must comply with the following conditions to qualify as an "Certified WorkWise Partner": (i.) comply with the terms and conditions of this Agreement;
        (ii) pay the Partner Fees, Royalties, Support Fees, and other charges assessed by WorkWise, in a timely manner. Reseller hereby acknowledges that all licenses and rights granted to Reseller by WorkWise in this Section are subject to Reseller maintaining its status as a Certified WorkWise Partner.

        B. DISTRIBUTION RIGHTS. Subject to Reseller's compliance with the terms and conditions of this Agreement, WorkWise hereby grants to Reseller a nontransferable, nonexclusive license for the term of this Agreement to distribute, demonstrate, and sublicense to and for Users, the Software and Documentation, throughout the Territory, except as limited herein.

        C. LICENSING USERS. Reseller shall sublicense the WorkWise Software and Documentation to its Users using a copy of the then current Software License Agreement, a copy of which is attached hereto as Appendix D, or in a substantially similar form approved in writing by WorkWise. Product Updates and Product Upgrades are considered Software for purposes of this Agreement, and shall be licensed to Users subject to the terms and conditions of the relevant Software License Agreement. The User is required to pay for support, upgrades and maintenance of the WorkWise Software for the first year of the Software license, and for any subsequent years for which the User desires support and upgrades for the Software.

        D. PROPRIETARY MARKINGS. WorkWise grants Reseller the right to use the WorkWise trademarks and trade names for the purposes of marketing the Software. Reseller shall not alter or remove any trademark, copyright, confidentiality or other proprietary notice from copies of the Software, Documentation or marketing materials, and shall ensure that all such notices are maintained on all full or partial copies of the modified or unmodified Software or Documentation, except as otherwise authorized in writing by WorkWise.

        E. INTERNAL USE LICENSE. WorkWise grants Reseller a license, subject to the terms and conditions of the Software License Agreement attached hereto as Appendix D of this Agreement, to use one copy of the Software listed in Appendix A for installation on any single development platform. The use of said Software shall be restricted to Reseller's internal use and for the purposes of demonstration and supporting its Users. This license for Reseller's internal use is granted as consideration in part for Reseller's payment of the Partner Fees described in Appendix B. Reseller may license additional copies for demonstration, development and support purposes for a small fee.

        F. RESTRICTIONS. Nothing contained in the Agreement or the grant of licenses or rights hereunder shall be construed in any way to prohibit, limit or otherwise diminish the WorkWise right in or outside of the Territory to use, distribute, demonstrate, market, reproduce, or prepare derivative works based upon the Software or Documentation. These rights are granted to Reseller solely for its own use, and Reseller shall be specifically prohibited from establishing any distributors or dealers for the Software and Documentation.

        G. TITLE TO SOFTWARE. Except as expressly provided herein, all right, title and interest in and to the Software, Documentation, and any copyright, patent, trademark, trade secret or other intellectual or proprietary rights therein are the sole, confidential and exclusive property of WorkWise. No right, title or interest therein or thereto shall be acquired by Reseller by virtue of this Agreement other than as expressly provided herein.

        H. TITLE TO ENHANCEMENTS. Reseller shall retain right and title to the Enhancements it independently creates, unless otherwise agreed to by the parties; in no event shall Reseller own or have additional rights to the underlying Software or Documentation upon which the Enhancements are based or any of the WorkWise rights in the Software or Documentation

III. ORDERS

        A.  PROCEDURE.

               1. Reseller shall order copies of the Software, annual User Support and Upgrade Services, and other WorkWise products and services directly from WorkWise using an agreed upon method. All orders are subject to acceptance by WorkWise.

               2. WorkWise will attempt to avoid conflict among its Partners by arbitrating conflicts among Partners regarding potential Users, but preference will be presumed for the Partner which first registers a particular User site. Reseller agrees that WorkWise may contact Users and potential Users for appropriate business purposes.




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        B. SOFTWARE LICENSE AGREEMENTS FOR USERS. Prior to delivery of a copy of the Software, in whole or in part, to a User, Reseller shall have received the appropriate WorkWise Software License Agreement, or a license agreement approved in advance by WorkWise, executed by a duly authorized representative of the User. Reseller shall provide WorkWise with a copy of the fully executed Software License Agreement or Statement of Product if the User previously executed a WorkWise Software License Agreement, prior to shipment of the Software to the User.

        C. SHIPPING. WorkWise shall deliver the number of copies ordered on an accepted order to Reseller at an address to be provided in writing to WorkWise. Risk of loss and damage to such copies shall pass to Reseller upon delivery to a shipper from WorkWise. Upon submission by Reseller of recent evidence that a copy of the Software has been lost or damaged in shipment, WorkWise agrees to replace such copy at no additional charge to Reseller.

        D. EVALUATION COPIES. In the event that WorkWise authorizes the distribution of evaluation copies of the Software, Reseller agrees to comply with the conditions specified by WorkWise, including, but not limited to, the execution of a Trial and Evaluation Agreement attached hereto as Appendix E.

        E. RETURNS. All returns of defective copies of the Software for replacement must have the prior authorization of WorkWise (i.e., a Return Merchandise Authorization, or "RMA", number), and must occur within thirty (30) days of the original shipping date of the returned copies. The copies must be returned with their original shipping containers.

IV. PAYMENTS; TAXES; AUDIT

        A. PARTNER FEE. The Partner Fee is specified in Appendix B.

        B. SUPPORT FEES; OTHER CHARGES. Reseller agrees to pay the Support Fees detailed in Appendix B. Reseller shall also pay to WorkWise charges for other services provided by WorkWise pursuant to the Agreement. WorkWise shall deliver an invoice for amounts due WorkWise hereunder to Reseller's Notice Address.

        C. PAYMENT TERMS. All license and maintenance payment terms are Net 30 days from date of invoice, except that WorkWise reserves the right to institute terms of Collect On Delivery ("C.O.D.") in the event that Reseller fails to make timely payments. All amounts owed by Reseller to WorkWise under this Agreement and which are past due, or which have not been properly reported by Reseller as owing, shall accrue interest at a simple rate of eighteen percent (18%) per annum from their due dates until paid.

        D. TAXES. Reseller shall pay all applicable sales, use and other taxes or similar governmental charges or duties incurred in connection with the exercise of the licenses and rights granted herein to Reseller, except such taxes or charges based on the income of WorkWise.

        E. AUDIT. As long as Royalties are due under this Agreement, and for a period of two (2) years thereafter, Reseller shall maintain and make available to WorkWise, within ten (10) calendar days upon written request, all records of Reseller that may contain information bearing upon the amount of fees payable to WorkWise under this Agreement.

V. TERM

This Agreement shall become effective upon execution by both parties, and shall continue for a period of two (2) years from the Execution Date unless terminated earlier as provided herein or by operation of law. Upon the expiration of the initial two (2) year term this Agreement shall automatically be renewed for successive one (1) year terms, provided that either party may notify the other in writing at least sixty (60) calendar days before the expiration of this Agreement of its intention not to renew this Agreement upon its expiration.

VI. DUTIES OF RESELLER

        A. PARTNER CERTIFICATION. Reseller is required to be certified by WorkWise as a Certified WorkWise Partner, the requirements of which are subject to change with no less than 90 days notice.

        B. INSTALLATION AND IMPLEMENTATION. Reseller has direct responsibility for installation and implementation of the WorkWise Software unless WorkWise agrees otherwise in writing.

        C. TRAINING OF USERS. Reseller shall provide its Users with, or arrange for training in the use of the Software as required according to the then current WorkWise training standards.

        D. COMPLIANCE WITH THE LAW. Reseller warrants and covenants that the Software and Documentation, in whole and in part, and in any form whatsoever, or any copy or adaptation, shall be distributed, marketed, and sublicensed in compliance with the then current United States export laws, including the Export Administration Act, as amended, (50 U.S.C. App. 2401, et seq.) and the Export Administration Regulations (15 C.F.R.
        Part 368, et seq.). Reseller agrees that it will comply with all applicable laws and regulations governing the creation, production, marketing, licensing, and/or delivery of Software and Documentation.




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        E. LEGAL NOTICE. Reseller shall promptly notify WorkWise of any notices that are served on Reseller and which allege claims for which WorkWise might be responsible hereunder.

        F. COOPERATION IN LEGAL ACTIONS. In the event that a User licensed by Reseller violates WorkWise's intellectual rights and/or fails to pay any fees owing to WorkWise, Reseller agrees to assist and cooperate with WorkWise in its efforts to rectify the situation.

        G. EXPENSES. Reseller shall pay all its expenses and be solely responsible for the acts and expenses of its employees, representatives and agents.

        H. PROTECTION OF PROPRIETARY RIGHTS. Reseller agrees to take all steps necessary to protect WorkWise's proprietary rights described in this
        Section including, but not limited to, the proper display of proprietary, copyright, trademark, trade secret, and patent pending notices on any copies of the Software or Documentation which it distributes, markets, reproduces, demonstrates, or sublicenses.

        I. PROTECT SOFTWARE AGAINST LIENS. Reseller shall, at its own cost and expense, protect and defend WorkWise ownership of the Software and Documentation against all claims, liens and legal processes of creditors of Reseller and keep the Software and Documentation free and clear of all such claims, liens and processes.

        J. COOPERATION ON WORKWISE ACCOUNTS. Reseller acknowledges that by being authorized to license WorkWise Software and by becoming a Certified WorkWise Partner, Reseller becomes a part of a larger network of Certified WorkWise Partners. Reseller also acknowledges that WorkWise Software transactions can extend beyond the territory serviced by any one Certified WorkWise Partner, and that only through cooperation will the network of Certified WorkWise Partners be able to service the larger or more involved WorkWise Software accounts.

        K. USERS AS REFERENCES. Reseller agrees to permit WorkWise to use its Users for reference purposes and in the promotion of the WorkWise products, provided that WorkWise obtains the prior written approval of Reseller and the User.

VII. SUPPORT

        A. SUPPORT CENTER. The WorkWise Support Center will be staffed weekdays from 9:00 a.m. to 5:00 p.m. (Pacific Time), excluding U.S. holidays.

        B. RESELLER'S SUPPORT SERVICES. Reseller agrees to provide Users with direct telephone support during normal business hours, (Monday through Friday), excluding standard U.S. and Reseller-observed holidays. As part of direct telephone support, Reseller agrees to confirm and, where practical, produce workarounds for Software Problems.

        C. WORKWISE SUPPORT SERVICES.

               1. ELECTRONIC MAIL AND TELEPHONE SUPPORT. In the event Reseller is unable to confirm or resolve the Software Problem, the Support Contact may contact the WorkWise Support Center to report suspected Software Problem(s), using electronic mail ("E-mail") as the primary means of communication. WorkWise will provide assistance in identifying, confirming and providing a workaround for suspected Software Problems in the standard, unmodified version of the Software. WorkWise may require documentation of the Software Problem, test data and copies of the programs being used before confirming and resolving Software Problems. WorkWise will respond to E-mail requests for support communicated via E-mail within four (4) working hours of receipt. The Support Contact may also telephone the Support Center; however, email requests for support will be given priority over telephone requests. Telephone requests for support may not be responded to within four (4) working hours of receipt, and the verbal nature of telephone communications may limit the extent or nature of the support that can be provided by WorkWise.

               2. DIRECT USER CONTACT. WorkWise personnel may directly communicate with the User regarding the suspected Software Problem using a form of telecommunications, and either with or without the participation of Reseller.

        D. NOTIFICATION OF SOFTWARE PROBLEMS. Reseller shall promptly notify WorkWise of any Software Problems.

        E. USER'S ANNUAL SUPPORT AND UPGRADE FEE; PRODUCT UPGRADES. WorkWise or Reseller will charge Users an annual Support and Upgrade Fee, as detailed in Appendix B. WorkWise agrees to provide Reseller with Product Upgrades for distribution to Reseller's support Users.

        F. CURRENT VERSION SUPPORTED. WorkWise provides Support only for the current version of the Software, and for the previous version of the Software for a period of one (1) year following the release of a new version.

        G. OBSOLESCENCE POLICY. In the event WorkWise elects to no longer Support or produce Product Upgrades for the Software operating on a specific Computer, WorkWise will offer to Users with Software licensed on such Computer the right to transfer their licenses for the Software to a comparable Designated Computer for a modest Transfer Fee.




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        H. NON-SUPPORTED MATTERS. WorkWise will not provide support for the following:

               1. Altered or modified Software;

               2. Consulting services, including applications design or recommendation, recovery of lost data, or any Reseller purchase recommendations;

               3. Software Problems resulting from hardware malfunction;

               4. Software Problems created by Reseller's negligence or fault, or by the negligence or fault of Reseller's Users;

               5. Software used on a Computer other than that specified on a WorkWise Order Form (the Designated Computer), or as otherwise authorized by WorkWise; or

               6. Software not licensed by WorkWise.

        I. SUPPORT COSTS. WorkWise reserves the right to charge Reseller, and Reseller agrees to pay reasonable travel and lodging expenses, if any, incurred by WorkWise while providing Support to Reseller. WorkWise reserves the right to charge Reseller, and Reseller agrees to compensate WorkWise at a rate of One Hundred Fifty Dollars ($150.00) per hour, with a four (4) hour minimum, for all services rendered in the event that Reseller fails to provide the direct support to its Users as required by this Agreement, or for Support rendered by WorkWise to resolve suspected Software Problems caused by non-standard modifications, non-WorkWise products or the Computer system environment. Finally, Reseller agrees to pay for unusual or excessive telephone, shipping, handling, media, or Documentation expenses incurred by WorkWise while providing Support to Reseller.

        J. TRAINING. Training services may be contracted through Reseller or through WorkWise. The terms and fees for training by WorkWise are detailed in Appendix B.

        K. LANGUAGE. Telephone and E-mail support will be provided in English unless otherwise agreed to in writing .

VIII. TERMINATION

        A. BASIS FOR TERMINATION. Either party may terminate the Agreement upon providing the other party written notification of intent to terminate. Termination will be effective 30 days after the receipt of any such notice. In addition, either party may terminate the Agreement if the other party materially breaches any representation, warranty, agreement, or obligation contained or referred to in this Agreement, provided the non-breaching party has given the breaching party written notice of such breach and the breaching party has failed to remedy such breach within thirty (30) calendar days (or such shorter period as may hereinafter be provided) after receipt of such notice.

        B. MATERIAL BREACH. Events of material breach of a representation, warranty, agreement, or obligation, include but are not limited to: (1.) Reseller's failure to make payments to WorkWise when due under this Agreement; (2.) Reseller's failure to fulfill its obligations under the Proprietary Rights and Confidentiality Section of the Agreement, except as specifically provided in the Agreement; or (3.) if Reseller ceases to conduct its normal business operations.

        C. FAILURE TO PAY FEES. WorkWise shall also have the right to terminate this Agreement immediately with no liability if Reseller fails to pay fees due WorkWise within ten (10) business days following their due date, provided that WorkWise has given Reseller notice of such failure and Reseller has not cured such failure within such ten (10) business days. Such termination shall not constitute a waiver of any right to damages, injunctive relief or other remedies available to WorkWise.

        D. LIMITATION OF LIABILITY UPON TERMINATION. WorkWise shall not by reason of termination of this Agreement, in accordance with its terms, be liable to Reseller for loss of clientele, termination of employees, or loss of business, investments or commitments made in connection herewith.

        E. DISPOSITION OF PRODUCT UPON TERMINATION. Upon termination of this Agreement, Reseller shall stop granting any new sublicense to Users or representing itself as an authorized reseller of WorkWise products. Also, Reseller's licenses hereunder shall continue only to the extent necessary to allow Reseller to provide support to its existing Users. WorkWise shall have no responsibility to provide Support or other services to Reseller's Users after termination of this Agreement.

 IX. CONFIDENTIALITY

Each party and its officers, director, employees, and representatives agree to the following conditions relating to the disclosure of confidential information:

               1. "Confidential Information" means non-public information that either party designates as being confidential, including, without limitation: trade secrets; know-how; concepts; methods; techniques; designs; drawings; specifications; computer source code; support materials; client, customer or supplier lists; pricing information;




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               marketing plans or information; records concerning the disclosing party's finances, contracts, services, or personnel; and information received from others that the disclosing party is obligated to treat as confidential;

               2. Confidential Information shall not include that information that the receiving party can conclusively establish: (i) is in the public domain; (ii) was known when received; (iii) is or hereafter becomes lawfully obtainable from other sources; (iv) must be disclosed to regulatory authorities having jurisdiction over the receiving party, or as may otherwise be required by law, provided that the disclosing party is given at least five (5) days written notice before disclosure; (v) to the extent such duty as to confidentiality is waived by the disclosing party; or
               (vi) is independently developed by the receiving party;

               3. The receiving party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information. Confidential Information may be disclosed, reproduced, summarized, or distributed only in pursuance of the business relationship between WorkWise and Reseller, and shall not be, directly or indirectly, divulged or disclosed for any purpose other than as permitted by this Agreement. The receiving party shall notify the disclosing party promptly upon discovery of any unauthorized use of disclosure of Confidential Information;

               4. Upon the termination of this Agreement, each party shall return to the disclosing party or destroy all Confidential Information it received under the terms of this Agreement and all copies thereof upon receiving a written request for same from the disclosing party except to the extent necessary for Reseller to fulfill its support obligations to its Users;

               5. Both parties acknowledge that any publication or disclosure of Confidential Information to others may cause immediate and irreparable harm to the disclosing party, and if the receiving party should publish or disclose Confidential Information to others without authorization, the disclosing party shall be entitled to injunctive relief or to any other remedies to which it is entitled under law or equity; and

               6. This agreement not to disclose Confidential information shall continue to apply for two (2) years after termination of this Agreement.

X. LIMITED WARRANTY

        A. LIMITED WARRANTY. WorkWise warrants and represents that the latest version of the Software released by WorkWise shall substantially perform in accordance with the applicable standard WorkWise Documentation for ninety (90) days following delivery to Reseller or its Users, as applicable.

        B. REMEDIES. WorkWise's entire liability and Reseller's exclusive remedy shall be for WorkWise, at its option, to either: replace the Software that does not meet WorkWise limited warranty described above and which is returned to WorkWise with its original distribution media; or attempt to correct any errors which Reseller finds in the Software during this warranty period and which prevent the Software from substantially performing as described in the standard WorkWise Documentation. Any replacement Software will be warranted for the remainder of the original warranty period or for thirty (30) days, whichever is longer.

        C. LIMITATIONS OF WARRANTY. The above warranty is null and void if failure of the Software has resulted from accident, abuse or misapplication. The above warranty is null and void if the Software Problem is caused by modification or changes made by Reseller and/or any User to the Software, or if the Software Problem occurs with a copy of the Software which has been modified or changed in any way by Reseller and/or any User, or the User or Reseller is unable to replicate the Software Problem on Software which has not been modified or changed. WorkWise does not warrant that the function contained in the Software will meet Reseller's or its Users' requirements, or that the operation of the Software will be uninterrupted or error free, or that all defects will be corrected. WorkWise shall not be required to correct errors during the above described warranty period attributable to: equipment malfunction; products other than the Software; use of the software in conflict with or contravention of the Documentation or the terms of this Agreement; or accident, neglect, misuse, or abuse of the Software.

XI. DISCLAIMER OF WARRANTY

WORKWISE MAKES NO OTHER WARRANTIES REGARDING THE SOFTWARE, DOCUMENTATION OR SUPPORT, INCLUDING WITHOUT LIMITATION, EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

WorkWise shall not be liable for any claimed non-conformance of Software under
Article 35(2) of the United Nations Convention of the International Sale of Goods, even if that Convention were to be determined to be applicable to these transactions(s).




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XII. LIMITATION OF LIABILITY

IN NO EVENT SHALL WORKWISE OR RESELLER BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF GOODWILL, OR TORTIOUS CONDUCT RELATING TO, CAUSED BY OR ARISING OUT OF ANY BREACH OF OBLIGATIONS OR DELAY IN DELIVERY OF SOFTWARE, DOCUMENTATION OR SUPPORT UNDER THE AGREEMENT, OR FROM A USER'S USE OR INABILITY TO USE THE SOFTWARE, EVEN IF WORKWISE OR RESELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. ANY DAMAGES THAT WORKWISE IS REQUIRED TO PAY FOR ANY AND ALL CAUSES, WHETHER FOR NEGLIGENCE, BREACH OF CONTRACT, OR OTHERWISE, AND REGARDLESS OF THE FORM OF THE ACTION IN THE AGGREGATE, SHALL BE LIMITED IN AMOUNT OF THE FEES AND/OR ROYALTIES PAID BY RESELLER TO WORKWISE FOR THE SPECIFIC COPY OR COPIES OF SOFTWARE SUBLICENSED TO A USER OR USERS TO WHICH WORKWISE'S LIABILITY RELATES. THE FOREGOING NOTWITHSTANDING, THE LIMITATIONS THIS SECTION SHALL NOT APPLY TO AMOUNTS DUE UNDER THE INDEMNIFICATION PROVISIONS OF SECTION 13.

Reseller agrees that the WorkWise's liability for damages, if any, shall not exceed the fees and/or royalties paid to WorkWise by Reseller for each Software license granted under this Agreement.

XIII. INDEMNIFICATION

        A. WORKWISE INDEMNIFICATION. WorkWise shall indemnify, defend and hold harmless Reseller against any action to the extent such action is based on a claim that Reseller's use, demonstration, distribution, marketing, or sublicensing of the Software or Documentation or any part thereof, under this Agreement, or its Users' use of the Software or Documentation, in the Territory infringes a patent or copyright, or misappropriates a trade secret, and WorkWise shall pay all damages and costs awarded or agreed to in settlement by WorkWise in respect of such action; provided that WorkWise is given notice in writing of such claim within thirty (30) calendar days of the date Reseller receives actual notice of such claim. WorkWise shall control the defense in any such action and, at its discretion, may enter into a stipulation of discontinuance and settlement thereof. Reseller shall, at WorkWise's expense, cooperate with WorkWise in any such defense and shall make available to WorkWise all those persons, documents, and things required by WorkWise in the defense of any such action. Reseller may, at its expense, assist in such defense.

        B. REMEDIES. If, in such action, the Software is held to constitute an infringement or misappropriation, or the use, demonstration, distribution, marketing, or sublicensing thereof is enjoined or restricted, WorkWise shall, at its option, either procure for Reseller the right to continue using, distributing, demonstrating, marketing, and sublicensing the Software, or modify the Software to permit Reseller to exercise its rights hereunder, or, if the foregoing options are not available, terminate the Agreement and promptly refund the Reseller all fees and royalties paid by Reseller hereunder.

        C. LIMITATIONS OF INDEMNIFICATION. The foregoing indemnity shall not apply in respect of any infringement or misappropriation resulting from Reseller's or any of its Users' use of the Software in an operating environment other than that described in the Documentation or in conjunction with the Enhancements developed by Reseller if Reseller's or any of its Users' use of the Software in the operating environment described therein, or without the Enhancements, would not have given rise to such infringement or misappropriation. The foregoing indemnity shall not apply to any infringement or misappropriation arising from Reseller's modification to the Software or the use of the Software in conjunction with other software if such other software gives rise to the infringement or misappropriation action. The foregoing states the entire obligation of WorkWise with respect to the infringement of patents and copyrights, and misappropriation of trade secrets.

        D. RESELLER'S INDEMNIFICATION - INFRINGEMENT. Reseller shall, at its expense, indemnify, defend and hold harmless WorkWise against any claim or action by a third party to the extent such claim or action is based on a claim that Reseller' use, demonstration, distribution, marketing or sublicensing of any Enhancement or any part thereof in the Territory, or the Users' use of any Enhancement or any part thereof in the Territory, infringes a patent or copyright, or misappropriates a trade secret, and Reseller shall pay all damages and costs (including attorneys' fees) in respect of such claim, provided that Reseller is promptly given notice in writing of such claim. Reseller shall control the defense in any such action and, at its discretion, may enter into a stipulation of discontinuance and settlement thereof. WorkWise shall, at Reseller's expense, cooperate with Reseller in any such defense and shall make available to Reseller all those persons, documents and things required by Reseller in the defense of any such action. WorkWise may, at its expense, assist in such defense. The foregoing states Reseller's entire obligation with respect to the infringement of patents and copyrights and misappropriation of trade secrets with respect to Enhancements.

        E. INDEMNIFICATION - NEGLIGENCE. Either party shall defend, at its own expense, any suit brought against the other party to the extent that it is based on a claim by any third party caused by or arising from any negligent act or omission or willful misconduct of the first party in the performance by the first party or its employees or agents of the first party's obligations hereunder pursuant to this Agreement, provided that the first party is promptly given notice in writing of such claim. The first party shall control the defense in any such action and, at its discretion, may enter into a stipulation of discontinuance and settlement thereof. The other party shall, at the first party's expense, cooperate with the first party in any such defense and shall make available to the first party all those persons, documents and things required by the first party in the defense of any such action. The other party may, at its expense, assist in such defense. The first party shall indemnify and hold harmless the other party against any reasonable costs (including attorneys' fees) and damages finally awarded against the other party in any such suit to the extent attributable to such claim.

XIV. GENERAL

        A. MODIFICATION, AMENDMENTS OR WAIVERS. No modifications or amendments to the Agreement and no waiver of any provisions hereof shall be valid unless made in writing signed by duly authorized representatives of the parties.

        B. SEVERABILITY. If any term, provision or part of the Agreement is to any extent held invalid, void or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall not be impaired or affected thereby, and each term, provision and part shall continue in full force and effect, and shall be interpreted in a manner consistent with the intent of the parties.

        C. SURVIVAL. The terms, conditions and warranties contained in the Agreement that by their sense and context are intended to survive the performance thereof by the parties hereunder shall so survive the completion of the performance, cancellation or termination of the Agreement

        D. SECTION HEADINGS. The Section headings throughout the Agreement are for reference purposes only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of the Agreement.

        E. ASSIGNMENT. Reseller may not assign this Agreement or its rights, or delegate its duties or obligations hereunder without WorkWise's prior written consent. Any such assignment, delegation or other transfer in contravention of this provision shall be null and void. This Agreement shall inure to the benefit of and be binding on the respective successors and permitted assigns, if any, of the parties hereto. Reseller shall promptly pay any reasonable attorneys' fees and costs incurred by WorkWise in considering any assignment requested by Reseller.

        F. APPLICABLE LAW; FORUM. The Agreement shall be governed by and construed in accordance with the laws of the State of Washington. The parties agree that King County, in the State of Washington, shall be the proper forum for any action, including arbitration, brought under this Agreement.

        G. ARBITRATION. Any dispute or controversy arising under this Agreement shall be settled by binding arbitration. Arbitration shall be initiated by one party giving notice specifying the matter to arbitrated to the other party. Arbitration shall be in conformity with and subject to the applicable rules then in effect of the American Arbitration Association. Judgement upon the award or injunctive relief issued by the arbitrator(s) may be entered in and enforced by any United States District Court or state court having jurisdiction thereof. If the American Arbitration Association is not then in existence or for any reason fails or refuses to act, the arbitration shall be in conformity with and subject to the arbitration provisions of the Washington Code of Civil Procedure in effect at the time of the notice.

        H. ATTORNEY'S FEES. In the event an action, including arbitration, is brought to enforce any provision of or declare a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal costs including attorneys' fees incurred thereby.

        I. LIMITATIONS ON ACTIONS. No actions, regardless of form, arising from the transactions under the Agreement, may be brought by any party hereto more than two years after the facts creating the cause of action become known to such party.

        J. REMEDIES. Except as otherwise provided for herein, no remedy conferred by any of the specific provisions of the Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by either party shall not constitute a waiver of the right to pursue other available remedies.

        K. NONWAIVER. Any failure or delay by either party to exercise or partially exercise any right, power or privilege hereunder shall not be deemed a waiver of any of the rights, powers or privileges under the Agreement. The waiver by either party of a breach of any term, condition or provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach thereof.

        L. NO DEFAULT. Neither party shall be in default of this Agreement or liable for any damages or delay resulting from causes beyond its control.

        M. NOTICES. Except as otherwise provided in the Agreement, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and delivered to the principal place of business. Either party may change the address to which notice is to be delivered by giving notice to the other party pursuant to this Section or by other form of notice agreed to by the parties.

        N. RELATIONSHIP OF THE PARTIES. Both parties hereto, in the performance of this Agreement, will be acting in separate capacities and not as employees, partners, joint ventures, associates, or agents of one another. With regard to the performance of this Agreement, each party acknowledges that it does not have the authority to act for or in the name of the other party or to commit the other party in any manner whatsoever. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purpose whatsoever.

        O. NO THIRD PARTY. Except as otherwise specifically stated in the Agreement, the provisions of the Agreement are for the benefit of the parties hereto and not for any other person.

        P. ENTIRE AGREEMENT. The Agreement and the attached Appendices constitute the entire agreement, understanding and representations, expressed or implied, between WorkWise and Reseller with respect to subject matters described herein, and supersede all prior written and oral communications, agreements, letters of intent, representations, warranties, statements, negotiations, understandings and proposals, with respect to such subject matters.

        Q. AGREEMENT AUTHORIZED. Both WorkWise and Reseller have full power and authority to enter into and perform the Agreement, and the person(s) signing the Agreement of behalf of each has been properly authorized and empowered to enter into the Agreement.

EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ THE AGREEMENT AND THE ATTACHED APPENDICES, UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT, AND AGREES TO BE BOUND BY THEM.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the last date indicated below.


WORKWISE SOFTWARE                           RESELLER NAME


By:  _______________________________        By:  _______________________________

Name:  _____________________________        Name:  _____________________________

Title: _____________________________        Title: _____________________________

Date: ______________________________        Date: ______________________________

                                   APPENDIX A

                             DESCRIPTION OF SOFTWARE
--------------------------------------------------------------------------------


BUSINESS ALERTS
---------------

WorkWise Data Monitor

WorkWise MAPI Agent

WorkWise SMTP Agent

WorkWise Script Agent

WorkWise Log Agent


DATA AGENT SERVER
-----------------

WorkWise Data Monitor

WorkWise Data Update Agent

WorkWise File Monitor Agent

WorkWise SQL execution Agent

WorkWise Run Program Agent

WorkWise Print Agent

WorkWise Script Agent

WorkWise Log Agent


License is based on the type of data sources the software is used with and the number of data sources it is applied to. Full description of the data sources is in Appendix C.

                                   APPENDIX B

              PARTNER FEES, DISCOUNTS, SUPPORT FEES, AND TERRITORY
--------------------------------------------------------------------------------


1 - PARTNER FEES

The fee associated with the WorkWise Partner Marketing program is dependant on the licensing level desired. The fee is _______. In consideration of the fee, WorkWise will provide up to 4 copies ($10,000 value) of the Software to the Reseller with no royalty or margin due to WorkWise. The Reseller license is for sale of products to Reseller customers only. The first year maintenance for the Reseller's internal use copy of the software is also included in this fee. Maintenance fees associated with the internal use copy are levied at the then current rate for each subsequent year. Maintenance fees associated with the copies for resale are subject to section #3 below.

2 - DISCOUNTS

All discounts are based upon the then current WorkWise Price List. That portion of the current list License Fee detailed below shall be due and owing to WorkWise for Software licensed by Reseller.

35% - Discount off WorkWise list price for each product. The partner discount will apply to the products detailed in Appendix C.

3 - ANNUAL USER SUPPORT AND UPGRADE FEE

USER SUPPORT AND UPGRADE FEES. Reseller shall bill the Users of WorkWise Software an annual User Support and Upgrade Fee of twenty percent (20%) of the then-current license fees for the Software licensed which is mandatory for the first year of the license. The User Support and Upgrade Fee is required for subsequent years if the User elects to continue receiving Updates and Upgrades, and Reseller may bill its users for the User Support and Upgrade Fee provided that Reseller provides WorkWise with a purchase order from Reseller for the Fees at least forty five (45) days prior to the expiration of the then current term of support and such purchase order issued by Reseller includes the dollar amount of the Fees and the required User information. Reseller shall remit to WorkWise an amount equal to ten percent (10%) of the then-current license fees of the WorkWise Software.

4 - TRAINING

WORKWISE USER TRAINING FEES. WorkWise offers on-site training in the use of the Software to Reseller and Reseller's Users, billed at $1,800 per day.

5 - TERRITORY

WorkWise grants Reseller the right to exercise the license granted under this Agreement in the United States of America and Canada. License is for Reseller customers only.

6 - PRICE CHANGES

WorkWise will provide Reseller with at least ninety (90) days prior written notice before WorkWise increases the license fees for the Software. WorkWise agrees to honor all quotes regarding WorkWise Software license fees extended by Reseller for a total of one hundred eighty (180) days provided that Reseller provides WorkWise with written notice of the then outstanding quotes within five
(5) business days of receipt of notice of the proposed increase(s) in license fees.

7 - ADDITIONAL DEMONSTRATION COPIES

WorkWise will provide Reseller with additional copies of the Software for demonstration, development and support purposes for a license fee of Two Hundred Dollars ($200.00) per copy. The license fee includes the cost of Updates and Upgrades for these copies of the Software for a period of one (1) year from their initial delivery date or from the Execution Date if delivered previously (these licenses are in addition to the license granted in subsection II.E above). WorkWise agrees to reasonable increases in the number of demonstration copies available to Reseller based on the number of Reseller's locations in the Territory and the number of platforms on which Reseller is executing the Software.

8 - SALES AND INSTALLATION ASSISTANCE

SALES ASSISTANCE. Upon mutual agreement, WorkWise agrees to provide Reseller with reasonable sales assistance, which may include assistance with sales presentations, proposal responses, reporting, and partnership information management.

INSTALLATION ASSISTANCE. Upon mutual agreement, and upon availability, WorkWise agrees to provide Reseller installation assistance at the then current rate charged by WorkWise for these services.

MARKETING CHANNEL COORDINATION. WorkWise may direct Reseller to other WorkWise Partners which may be able to assist Reseller and will help to coordinate the efforts of Reseller and of these other WorkWise Partners. Reseller agrees to marketing activity described in paragraph 10 below.

9 - SPECIAL DEVELOPMENT ASSISTANCE

DEVELOPMENT TOOLS. WorkWise may provide Reseller with pre-release or special versions of software. All such development software not intended for commercial release shall be provided to Reseller without any warranty or support, and Reseller acknowledges and agrees to these terms and conditions through its acceptance and use of these non-commercial products.

10 - MARKETING CONSIDERATIONS

- Reseller agrees create a press release announcing the partnership with WorkWise and will publish to PR Newswire, and any other publication resources Reseller chooses, within 4 weeks of contract execution.

- Reseller agrees to feature the WorkWise solution on Reseller's website, within 4 weeks of contract execution.

- Reseller agrees to complete technical and sales training provided by WorkWise within 4 weeks of contract execution.

- Reseller agrees to develop a library of at least 15 processes to sell or include with sales the WorkWise solution(s) within 4 weeks of contract execution.

- Reseller agrees to develop a marketing brochure describing the WorkWise solution and Reseller's library of pre-developed processes, within 4 weeks of contract execution.

- Reseller will make best efforts to market, demonstrate and sell WorkWise solutions to installed base of customers, and new customers/prospects.

-   Reseller agrees to participate with WorkWise in co-marketing activities.

- Reseller agrees to include WorkWise in at least 3 sales calls/presentations of the WorkWise solutions.

                                   APPENDIX C
                                   PRICE LIST
--------------------------------------------------------------------------------

BUSINESS ALERTS - PC LAN

PC LAN                                 LICENSE FEE   MAINTENANCE     DATA SOURCES
             First CPU or Server         2,500          500              2
             Additional data sources     1,250          250              2

Agents Included: Database Monitor Agent (OLEDB & ODBC), SMTP & MAPI Email Agents, File Monitor Agent, Scripting Agent, Log Agent, Query Agent

DATA AGENT SERVER - PC LAN

ACTION PACK - PC LAN                   LICENSE FEE   MAINTENANCE     DATA SOURCES
              First CPU or Server          5,000        1,000              2
              Additional data source       2,500          500              2

Agents Included: Database Monitor Agent (OLEDB & ODBC), SMTP & MAPI Email Agents, File Monitor Agent. Scripting Agent, Log Agent, FTP Monitor Agent, Access FTP Server Agent, Work With Files & Folders Agent, Query Agent, Run a Process Agent, Data Update Agent, File Update Agent, SQL Execution Agent, Run Program Agent, HTTP Post & HTTP Get Agent

Licensed for access to PC/LAN edition databases: dbase, FoxPro, Access, Paradox, etc.

                                   APPENDIX C
                                   PRICE LIST
--------------------------------------------------------------------------------


BUSINESS ALERTS SQL

SQL EDITION                            LICENSE FEE   MAINTENANCE     DATA SOURCES
             First CPU or Server           5,000         1000             2
             Additional CPU or Server      2,500          500             2


Agents Included: Database Monitor Agent (OLEDB & ODBC), SMTP & MAPI Email Agents, File Monitor Agent, Scripting Agent, Log Agent, Query Agent

DATA AGENT SERVER - SQL

ACTION PACK                            LICENSE FEE   MAINTENANCE     DATA SOURCES
              First CPU or Server          10,000         2,000             2
              Additional data source        5,000          1,00             2


Agents Included: Database Monitor Agent (OLEDB & ODBC), SMTP & MAPI Email Agents, File Monitor Agent. Scripting Agent, Log Agent, FTP Monitor Agent, Access FTP Server Agent, Work With Files & Folders Agent, Query Agent, Run a Process Agent, Data Update Agent, File Update Agent, SQL Execution Agent, Run Program Agent, HTTP Post & HTTP Get Agent

Licensed for access to /SQL edition databases and: Oracle, Informix, DB-2, Centura (SQLBase), Progress, OpenIngres, Sybase, and SQL Server (Enterprise Edition)

                                   APPENDIX D
                       WORKWISE SOFTWARE LICENSE AGREEMENT
================================================================================

THIS SOFTWARE LICENSE AGREEMENT ("Agreement") is entered into on the ______ day of _________, 2001 ("Execution Date"), by and between WorkWise Software, Inc., a division of Timeline, Inc., a Washington Corporation with its principal place of business located at 3055 112th Avenue N.E., Bellevue, WA 98004 ("Licensor") and [COMPANY NAME] ("Licensee").

Licensor agrees to furnish to Licensee, and Licensee agrees to accept, in accordance with the terms and conditions of this Agreement, the use of the software identified below.

    I. DEFINITIONS

           A. "COMPUTER" means a machine or system which uses logical devices (such as CPUs) to process information, such as an NT server.

           B. "CPU" means Central Processing Unit of which more than one may execute the software if appropriately licensed.

           C. "DATA SOURCE" means the approved database or data file format with which the Software interacts.

           D. "DESIGNATED COMPUTER" means a specific Computer upon which the application software is installed and executed, and which is designated by Licensee in a Statement of Product.

           E. "PRODUCT UPDATE" means a change or new release of the Software or WorkWise Documentation designed to correct Software Problem(s).

           F. "PRODUCT UPGRADE" means a change or new release of the Software and/or WorkWise Documentation designed to enhance the features of the Software or otherwise improve the functionality of the Software.

           G. "SOFTWARE" means all forms of the computer software programs described in a Statement of Product, and shall include all Product Updates, enhancements, modifications, or Product Upgrades provided under the terms of this Agreement or of a related support agreement.

           H. "SOFTWARE PROBLEM(s)" means defective Software distribution media and/or a failure of the Software to function substantially in accordance with the WorkWise Documentation.

           I. "WORKWISE DOCUMENTATION" means the standard user documentation published by Licensor, or distributed by Licensor under a third party license, describing the use of the Software and may include technical documentation which describes the design of the Software, but does not include any product overviews. WorkWise Documentation may be released in an electronic media format

    II. LICENSES

           A. GRANT OF LICENSE. Licensor grants to Licensee the non-exclusive and non-transferable right to have the licensed number of servers execute the Software on the documented number of Data Sources and to use the associated WorkWise Documentation, subject to the terms and conditions of this Agreement and in consideration of payment of the agreed upon license fees.

           B. RIGHTS OF LICENSEE. Licensee may access the Software lawfully licensed to Licensee on any configuration of computers or display devices connected to the Designated Computer(s) provided the Software is installed or executes solely on the Designated Computer(s). Licensee may transfer the Software to any electronic storage device connected to the Designated Computer(s), provided Licensee keeps the original solely for backup or archival purposes. Licensee may also have one limited use copy of the software resident on a test environment computer concurrently with the production copy.

           C. BACKUP COPY. Licensee may make backup copies of the Software and of any portions thereof which are modified or merged with other programs in accordance with this Agreement. All such backup copies shall also be subject to the terms and conditions of this Agreement. Licensee agrees to maintain an accurate record of the location of the backup copies at all times.

           D. RESTRICTIONS ON USE. Unless otherwise authorized by Licensor, Licensee may not install, electronically transfer, network, or otherwise execute the Software on any Computer other than the Designated Computer(s). Only one Computer can be specified as the Designated Computer in a network unless additional licenses are purchased. Except as specifically provided above, Licensee may not make any copies of the Software. Licensee may not rent, sub-license, lease, distribute, or grant other rights to the Software or the WorkWise Documentation to others. Licensee may not reverse engineer, disassemble, de-compile, reverse translate, or in any manner decode the Software in order to derive any source code not licensed by Licensor.

           E. US GOVERNMENT TERMS. If Licensee is acquired by the US Government, or if the Software is transferred to the US Government, additional terms and conditions may apply, and the Software shall be treated as "Commercial Computer Software" as defined in DFARS 252.227-7013 and FAR 52.227-19, or as appropriate under any governmental regulations which replace these regulations.

           F. EXPORT RESTRICTIONS. Licensee may not export or re-export the Software or any copy or adaptation in violation of any U.S. Export Administration regulation or other applicable regulation.

    III. PROPRIETARY RIGHTS AND CONFIDENTIALITY

           A. OWNERSHIP. All title and rights of ownership in the Software and WorkWise Documentation remain with Licensor and/or its suppliers and are protected by copyright, patent and/or trade secret laws. Licensee agrees to take all steps necessary to protect Licensor's and its suppliers' proprietary rights in the Software and WorkWise Documentation including, but not limited to, the proper display of copyright, trademark, trade secret, and other proprietary notices on any copies of the Software. Licensee agrees to reproduce and include any copyright, trade secret, trademark, or proprietary data notices, and other legends and logos on the backup copies. Licensee will, at Licensee's own cost and expense, protect and defend Licensor's and its suppliers' ownership of the Software and WorkWise Documentation against all claims, liens, and legal processes of creditors of Licensee and keep the Software and WorkWise Documentation free and clear of all such claims, liens, and processes.

           B. CONFIDENTIALITY. Licensee will not disclose or publish to others, and will keep confidential, the Software and the terms and conditions of this Agreement, provided Licensee may disclose the Software to consultants and other third parties retained to work with the Software.

    IV. TERM AND TERMINATION

           A. TERM. The licenses granted under this Agreement shall commence upon the shipment of the Software and shall continue perpetually unless terminated in accordance with the provisions of this Agreement.

           B. TERMINATION. Licensee may terminate this Agreement by destroying the Software and WorkWise Documentation and all copies thereof. Licensor may terminate this Agreement if Licensee fails to pay any license and/or support fees owing and which are more than fifteen
           (15) days past due. Licensor may also terminate the Agreement if Licensee breaches any material representation, warranty, agreement, or obligation in this Agreement and fails to remedy such material breach or demonstrate a good faith effort to remedy such material breach within thirty (30) days after receiving notice of such material breach from Licensor. Upon termination, Licensee shall either promptly return to Licensor all copies of the Software and WorkWise Documentation in Licensee's possession or destroy all copies of the Software and WorkWise Documentation, and certify in writing that all such copies have been returned or destroyed.

    V. LIMITED WARRANTY

           A. LIMITED WARRANTY. Licensor warrants that for a period of ninety
           (90) days after the initial delivery of the Software to Licensee, the latest unmodified version of the Software released by Licensor shall substantially perform in accordance with the standard WorkWise Documentation.

           B. REMEDIES. Licensor's entire liability and Licensee's exclusive remedy shall be for Licensor, at its option, to either: (i) replace any defective media which prevents the Software from satisfying the limited warranty described above provided such defective media is returned to Licensor; or (ii) attempt to correct any errors which Licensee finds in the Software during this warranty period and which prevent the Software from substantially performing as described in the standard WorkWise Documentation. Any replacement Software will be warranted for the remainder of the original warranty period or for thirty (30) days, whichever is longer.

           C. RIGHT TO LICENSE. Licensor warrants that it is the owner of the Software and/or has the right to license the Software to Licensee.

           D. LIMITATIONS OF WARRANTY. The above warranty is null and void if failure of the Software has resulted from accident, abuse, or misapplication. The above warranty applies only to software problems which are apparent in the unmodified, standard WorkWise Software which is not merged with other software. Licensor does not warrant that the functions contained in the Software will meet Licensee's requirements, or that the operation of the Software will be uninterrupted or error free, or that all defects will be corrected. Licensor shall not be required to correct errors during the above described warranty period attributable to: equipment malfunction; products other than the Software; use of the Software in conflict with or contravention of the WorkWise Documentation or the terms of this Agreement; or accident, neglect, misuse, or abuse of the Software.

    VI. DISCLAIMER OF WARRANTY

LICENSOR MAKES NO OTHER WARRANTIES REGARDING THE SOFTWARE OR WORKWISE DOCUMENTATION, INCLUDING WITHOUT LIMITATION, EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

    VII. LIMITATION OF LIABILITY

IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF GOODWILL, OR TORTIOUS CONDUCT RELATING TO, CAUSED BY, OR ARISING OUT OF ANY BREACH OF OBLIGATIONS OR DELAY IN DELIVERY OF SOFTWARE OR WORKWISE DOCUMENTATION UNDER THE AGREEMENT, OR FROM LICENSEE'S USE OR INABILITY TO USE THE SOFTWARE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OR CERTAIN TORTIOUS CONDUCT, SO THE ABOVE LIMITATION MAY NOT APPLY TO LICENSEE. ANY DAMAGES THAT LICENSOR IS REQUIRED TO PAY FOR ANY AND ALL CAUSES, WHETHER FOR NEGLIGENCE, BREACH OF CONTRACT, OR OTHERWISE, AND REGARDLESS OF THE FORM OF THE ACTION IN THE AGGREGATE, SHALL BE LIMITED IN AMOUNT TO THE LICENSE FEES PAID BY LICENSEE TO LICENSOR FOR THE SPECIFIC COPY OR COPIES OF SOFTWARE. NOTWITHSTANDING THE FOREGOING, THE ABOVE LIMITATION ON THE AMOUNT OF DAMAGES SHALL NOT APPLY TO EITHER PARTY'S OBLIGATIONS WITH RESPECT TO THE INDEMNIFICATION PROVISIONS BELOW.

    VIII. INDEMNIFICATION

           A. LICENSOR'S INDEMNIFICATION. Licensor shall indemnify, defend and hold harmless Licensee against any action to the extent such action is based on a claim that Licensee's use of the Software or Documentation or any part thereof, under this Agreement, infringes a valid, enforceable United States patent or copyright, or misappropriates a trade secret, and Licensor shall pay all damages and costs (including attorneys' fees) awarded or agreed to in settlement by Licensor in respect of such action; provided that Licensor is given notice in writing of such claim within fifteen (15) calendar days of the date Licensee knows of such a claim. Licensor shall control the defense in any such action and, at its discretion, may enter into a stipulation of discontinuance and settlement thereof. Licensee shall cooperate with Licensor in any such defense and shall make available to Licensor all those persons, documents and things required by Licensor in the defense of any such action. Reasonable out-of-pocket expenses incurred by Licensee in providing such assistance will be reimbursed by Licensor. Licensee may, at its expense, assist in such defense.

           B. LIMITATIONS OF INDEMNIFICATION. The foregoing indemnity shall not apply in respect of any infringement or misappropriation if such infringement or misappropriation resulted from Licensee's or any of its Users' use of the Software: (a.) in an operating environment other than that described in the Documentation or under this Agreement; (b.) in conjunction with an enhancement not created or owned by Licensor; (c.) with the use of a superseded release of the Software; or (d.) in conjunction with other software not created or owned by Licensor. The foregoing states the entire obligation of Licensor with respect to the infringement of patents and copyrights, and misappropriation of trade secrets.

           C. LICENSEE'S INDEMNIFICATION - INFRINGEMENT. Licensee shall, at its expense, indemnify, defend and hold harmless Licensor against any claim or action to the extent such claim or action is based on a claim that any of Licensee's enhancements or any part thereof not created or owned by Licensor infringes a patent or copyright, or misappropriates a trade secret, and Licensee shall pay all damages and costs (including attorneys' fees) awarded or agreed to in settlement by Licensee in respect of such claim; provided that Licensee is given notice in writing of such claim within fifteen (15) calendar days of the date Licensor knows of such a claim. Licensee shall control the defense in any such action and, at its discretion, may enter into a stipulation of discontinuance and settlement thereof. Licensor shall cooperate with Licensee in any such defense and shall make available to Licensee all those persons, documents and things required by Licensee in the defense of any such action. Reasonable out-of-pocket expenses incurred by Licensor in providing such assistance will be reimbursed by Licensee. Licensor may, at its expense, assist in such defense.

    IX. SUPPORT

           A. SUPPORT RESPONSIBILITY. _____________ is responsible for providing direct technical support to Licensee. Licensor is responsible for providing technical support to _______________. In the event ______________ is unable or unwilling to provide direct support to Licensee, Licensor may contract directly with Licensee for support services. Licensee will receive credit for the amount of annual Support and Upgrade Fees paid to Licensor on Licensee's behalf.

           B. DIRECT LINK. If Licensee contracts for mission critical support with Licensor, Licensee agrees to establish a direct link with Licensor approved by Licensor before mission critical support is provided to Licensee. Licensee agrees to assure that Licensor has access to Licensee's Designated Computer(s) via the link(s).

           C. REQUIRED PRODUCTION / TEST ENVIRONMENT. To assist in the resolution of Software Problem(s), Licensee is required to maintain the versions then-currently supported by Licensor, or versions compatible with the versions then-currently supported by Licensor. The requirements of this subsection are subject to reasonable change.

           D. SUPPORT AND UPGRADE FEES. Licensee agrees to pay the current annual Support and Upgrade Fees to _____________ for the first year upon licensing the Software. The annual Support and Upgrade Fees are twenty percent (20%) of the then-current license fees for the Software.

           E. WORKWISE SUPPORT SPECIALIST AND SYSTEM ADMINISTRATOR. Licensee agrees to designate both a System Administrator and a WorkWise Support Specialist who shall act as the primary contact between Licensee and Licensor.

           F. LICENSEE'S RESPONSIBILITIES. Licensee agrees to assist and cooperate with Licensor, as reasonably required by Licensor, in the resolution of Software Problems. Such assistance and cooperation will facilitate quicker and more effective problem resolution by Licensor, and may include:

               1. Consultation with the System Administrator and WorkWise Support Specialist(s);

               2. Providing documentation of the Software Problem(s), test data, and copies of the programs being used when the Software Problem(s) become apparent.

           G. SUPPORT SERVICES. The Support Services generally include resolution of Software Problem(s), support via electronic mail ("E-mail") and telephone, and upgrades and updates of the Software. Installation, training, and modification of the Software are services not included as support services and must be contracted for separately.

           H. E-MAIL AND TELEPHONE SUPPORT. Licensor will provide assistance in identifying, confirming and providing a "workaround" for suspected Software Problem(s) in the standard version of the Software. Licensor may require documentation of the Software Problem, test data, and copies of the programs being used before confirming and resolving Software Problem(s). E-mail is the preferred means of communication of support requests, and Licensor will make best efforts to respond to E-mail requests for support within four (4) working hours of receipt.

           I. DIRECT USER CONTACT. Licensor personnel may use the direct link to access Licensee's Computer to better analyze the suspected Software Problem and produce a solution or "workaround" to Software Problem(s). Licensor personnel may also directly communicate with Licensee regarding the suspected Software Problem(s).

           J. SUPPORT HOURS. Licensor support services, which include direct telephone services, will be available to Licensee from 8AM to 5PM Pacific Time weekdays, excluding standard U.S. holidays.

           K. PRODUCT UPDATES AND UPGRADES. Upon payment of Licensee's annual Support and Upgrade Fee, Licensor agrees to provide Licensee with the Product Updates and Product Upgrades produced by Licensor. These will be provided without additional fee if provided to the Licensee via E-mail, web based download, or US mail. Fees associated with any other form of shipment will be paid by the Licensee.

           L. CURRENT VERSION SUPPORTED. Licensor will provide Support only for the then-current version of the Software, and for the previous version of the Software for a period of six (6) months following the release of a new version.

           M. NON-SUPPORTED MATTERS. Licensor will not provide Support and Upgrade Services for the following unless such services are otherwise agreed to:

               1. Altered or modified Software;

               2. Consulting services, including applications design or recommendation, recovery of lost data, any Licensee purchase recommendations, training, installation, implementation, or customization;

               3. Software Problems resulting from hardware malfunction;

               4. Software Problems created by Licensee's negligence or fault;

               5. Software used on a computer system other than that specified on a WorkWise Order Form (the Designated Computer), or as otherwise authorized by Licensor; or

               6. Software not licensed by Licensor.

    X. GENERAL

           A. WAIVER, AMENDMENT, OR MODIFICATION. Any waiver, amendment, or modification of any of the provisions of this Agreement or of any right, power or remedy hereunder shall not be effective unless made in writing and signed by the parties. No failure or delay by either party in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof in the future.

           B. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington, and shall inure to the benefit of Licensor, its successors, administrators, heirs, and assigns. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement. The parties agree that King County in the State of Washington shall be the proper forum for any action, including arbitration, brought under this Agreement.

           C. ATTORNEY'S FEES. In the event an action, including arbitration, is brought to enforce any provision of or declare a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal costs including attorneys' fees incurred thereby.

           D. LIMITATION ON ACTIONS. No actions, regardless of form, arising from the transactions under the Agreement, may be brought by any party hereto more than two (2) years after the facts creating the cause of action become known to such party.

           E. SEVERABILITY. If any term, provision or part of the Agreement is to any extent held invalid, void, or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall not be impaired or affected thereby, and each term, provision and part shall continue in full force and effect.

           F. SURVIVAL. The terms, conditions, and warranties contained in the Agreement that by their sense and context are intended to survive the termination thereof by the parties hereunder shall so survive the termination of the Agreement.

           G. NOTICE. All notices or other communications hereunder shall be deemed to have been duly given when made in writing and delivered to the principal place of business of the other party.

           H. FORCE MAJEURE. Neither party shall be in default nor liable for any failure in performance or loss or damage under this Agreement due to any cause beyond its control.

           I. TAXES. Licensee shall pay all applicable sales, use, and other taxes or similar governmental charges or duties incurred in connection with the exercise of the licenses and rights granted herein to Licensee, except such taxes or charges based on the income of Licensor. Upon request, Licensee shall promptly provide Licensor with evidence of payment of any such tax.

           J. ENFORCEMENT OF COMPLIANCE. If requested by Licensor at any time, Licensee will certify under oath that Licensee has fully and faithfully observed all of the terms and conditions of this Agreement. Licensor may at reasonable times inspect Licensee's premises and equipment to verify that all of the terms and conditions of this Agreement are being observed.

           K. ACKNOWLEDGMENT. Licensee acknowledges that Licensee has read this Agreement, understands it, and agrees to be bound by its terms and conditions. Licensee also agrees that this Agreement is the complete and exclusive statement of agreement between the parties and supersedes all proposals or prior agreements, oral or written, and any other communications between the parties relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the last date indicated below.



WORKWISE SOFTWARE, INC.                     LICENSEE:


By:_________________________________        By:_________________________________

Printed Name: ______________________        Printed Name: ______________________

Title:______________________________        Title:______________________________

Date________________________________        Date________________________________

                                LICENSE AGREEMENT
                                   APPENDIX A
                              STATEMENT OF PRODUCT



Select Software Licensed:

          [ ] Data Agent Server - PC Edition
                 1 CPU or Server and 2 Databases

          [ ] Data Agent Server - SQL Edition
                 1 CPU or Server and 2 Databases

          [ ] Business Alerts - PC Edition
                 1 CPU or Server and 2 Databases

          [ ] Business Alerts - SQL Edition
                 1 CPU or Server and 2 Databases

          ___ Number of additional Database connections (in multiples of two)



Designated Computer:

Manufacturer:_____________________________ Model #: ____________________________

Microsoft NT Version:_________________ Service Pack 3 Installed (Y/N) __________ Host Name:_____________________

Address of Designated Computer Site:____________________________________________

                                    ____________________________________________

                                    ____________________________________________


NOTE: Please attach additional copies of this Statement of Product if more than one Designated Computer(s) are to be licensed. List the Software to be licensed on each Designated Computer on a separate Statement of Product.

                                   APPENDIX E
                         TRIAL AND EVALUATION AGREEMENT
--------------------------------------------------------------------------------

                             WORKWISE SOFTWARE, INC.
                              3055 112TH AVE. N.E.
                               BELLEVUE, WA 98004

                         TRIAL AND EVALUATION AGREEMENT

________________ (the "Customer") requests WorkWise Software, Inc. ("WorkWise") issue to Customer those materials identified in Schedule A attached (the "Products"). In consideration for WorkWise providing the Products. Customer agrees as follows:

1.  The Products are to be used solely for Customer's evaluation.

2. Customer shall have the right to use the Products on a trial basis for a period of fifteen (15) days from ______________ ("Trial Period"). At the end of the Trial Period, Customer shall de-install and return and make no further use of the Products.

3. WorkWise shall have no liability to Customer arising out of the use of the Products and Customer shall hold WorkWise harmless from any claims and/or liability in connection therewith.

4. Customer, its agents and employees, shall not copy, abstract or make available to any person, firm or corporation, the Products or the information contained in them. Customer shall maintain the Products in confidence and prevent unauthorized access.

5. The Products and all information in them are proprietary to WorkWise. The furnishing of the Products does not constitute either granting or waiver by WorkWise of its proprietary interests. The results, conclusions, and reports of the evaluation conducted may only be disclosed to Customer's personnel for internal use and shall not be disclosed to any third party without the express written consent of WorkWise.

6. All Products will be returned to Mike Arthur, WorkWise Software, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, WA 98004 at the end of the Trial Period.

WORKWISE:                                 CUSTOMER:

By:    _______________________________   By:    ________________________________
       (signature)                              (signature)

NAME:  _______________________________   NAME:  ________________________________
       (print or type)                          (print or type)

TITLE: _______________________________   TITLE: ________________________________


DATE:  _______________________________   DATE:  ________________________________

                         TRIAL AND EVALUATION AGREEMENT

                                    EXHIBIT A




                                 [List Products]